SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

   Filed by the Registrant /x/
   Filed by a Party other than the Registrant / /
   Check the appropriate box:
   / / Preliminary Proxy Statement
   /x/ Definitive Proxy Statement
   / / Definitive Additional Materials
   / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.142.12

                             TEJON RANCH COMPANY
   ----------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             TEJON RANCH COMPANY
   ----------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):

   /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
       6(j)(2)
   / / $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3)
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11
       1) Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          ---------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------
   * Set forth the amount on which the filing fee is calculated and state how it was determined.
   / / Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
          ---------------------------------------------------------------
       2) Form, Schedule or Reigstration Statement No.:
          ---------------------------------------------------------------
       3) Filing Party:
          ---------------------------------------------------------------
       4) Date Filed:





                               TEJON RANCH CO.
                            Post Office Box 1000
                           Lebec, California 93243

                                                           April 10, 1995

   Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Monday, May 8, 1995, at 9:30 A.M., Los Angeles time, in the Oakhurst Room of the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

        The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

        It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date, and mail the enclosed proxy card at your earliest convenience.

        Your interest and participation in the affairs of the Company are greatly appreciated.

                                      Sincerely,






                                      Jack Hunt, President





                               TEJON RANCH CO.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                     on
                                 May 8, 1995

        The Annual Meeting of Stockholders of Tejon Ranch Co. (the "Company") will be held in the Oakhurst Room of the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California on Monday, May 8, 1995, at 9:30 A.M., Los Angeles time, for the following purposes:

             1.   To elect two directors.

             2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The names of the nominees for the Board of Directors of the Company for election at the Meeting are: Rayburn S. Dezember and Phillip L. Williams.

        The Board of Directors has fixed the close of business on March 27, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        Your attention is invited to the accompanying Proxy Statement. To assure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy card, for which a return envelope is provided.

                            For the Board of Directors,






                            DONALD HASKELL, Chairman of the Board
                            DENNIS MULLINS, Secretary



   Lebec, California
   April 10, 1995

   PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY CARD, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.





                               TEJON RANCH CO.
                            Post Office Box 1000
                           Lebec, California 93243

                               PROXY STATEMENT

                       Annual Meeting of Stockholders
                                 May 8, 1995

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 8, 1995.

        It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about April 10, 1995.
                           SOLICITATION OF PROXIES

        At the Meeting, the stockholders of the Company will be asked (1) to elect two directors, and (2) to transact such other business as may properly come before the Meeting. Your Board of Directors is asking for your proxy for use at the Meeting. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

        The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, telegraph, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the American Stock Exchange. It is anticipated that the mailing of proxy materials will begin on or about April 10, 1995.
                           RECORD DATE AND VOTING

        Holders of shares of Common Stock of record at the close of business on March 27, 1995, are entitled to notice of, and to vote at, the Meeting. There were 12,682,244 shares of Common Stock outstanding at the record date. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked, shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board of Directors as shown on the proxy. On a matter for which the "WITHHOLD AUTHORITY" instruction is given, shares will be voted neither "FOR" nor "AGAINST." Stockholders





    cannot abstain in the election of directors, but they can withhold authority. Shareholders who withhold authority will be considered present for purposes of determining a quorum. The rules of the New York and American Stock Exchanges permit member organizations ("brokers") to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain "routine" matters including the election of directors and the ratification of independent public accountants, but do not permit such votes on "non-routine" matters. Situations where brokers are unable to vote on non-routine proposals are referred to as "broker non-votes." Since the election of directors is regarded as a routine matter and is the only item of business expected to be considered at the Annual Meeting, no broker non-votes are anticipated. However, under circumstances where there are broker non-votes, such non-votes will not be counted as present for purposes of determining a quorum, have no effect on the outcome of matters requiring the affirmative vote of a majority or super-majority of shares represented at the meeting and have the effect of a negative vote on matters requiring the affirmative vote of the holders of a majority or super-majority of the shares outstanding.

        Stockholders vote cumulatively in the election of directors. Cumulative voting means that each share is entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for one nominee or distributed among two or more nominees. The two candidates receiving the highest number of affirmative votes will be elected as directors. On all other matters, each share has one vote.

          STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of Company Common Stock outstanding as of March 7, 1995. The table also provides the stock ownership of all directors and of the most highly compensated executive officers as of the same date.

   Name and Address of Stockholder    Amount and
   -------------------------------    Nature of
                                      Beneficial          Percent
                                      Ownership(1)        of Class
                                      ------------        --------
   Ardell Investment Company
       P.O. Box 1715
       Newport Beach, CA 92659        1,055,828(2)        8.33%
   M.H. Sherman Company
       P.O. Box 1715
       Newport Beach, CA 92659        1,140,630(2)        8.99%
   The Times Mirror Company
       Times Mirror Square
       Los Angeles, CA 90053          3,812,333(3)        30.06%
   State of Wisconsin Investment
       Board
       P.O. Box 7842
       Madison, WI 53707              1,076,000(4)         8.48%





   Directors
   ---------
   Otis Booth, Jr.                   1,000                below 1%
   Craig Cadwalader              2,231,530(5)             17.60%
   Dan T. Daniels                2,231,530(6)             17.60%
   Rayburn S. Dezember               1,000(7)             below 1%
   Robert F. Erburu              4,112,330(8)             32.43%
   Clayton W. Frye, Jr.          3,822,330(9)             30.14%
   Donald Haskell                2,282,630(10)            18.00%
   Jack Hunt                         8,825(11)            below 1%
   Raymond L. Watson                  -0-                    -0-
   Phillip L. Williams             300,000(12)             2.37%

   Officers
   --------
   Matt J. Echeverria                  300(11)            below 1%
   John A. Wood                      6,900(11)            below 1%
   All officers and directors
   as a group (16 persons)       6,423,185                50.65%

   (1)In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below.

   (2)Does not include 35,072 shares (0.28% of the number of shares outstanding) owned of record and beneficially by the Sherman Foundation, a non-profit public charity, three of the trustees of which are directors of Ardell Investment Company and M.H. Sherman Company, those being Messrs. Donald Haskell, Chairman of the Board of Directors of the Company, and Craig Cadwalader and Dan T. Daniels, directors of the Company.

   (3)Does not include 300,000 shares (2.37% of the number of shares outstanding) owned of record and beneficially by The Times Mirror Foundation, a private, non-profit, philanthropic foundation, all of the directors of which are employees, officers or advisors of The Times Mirror Company, including Messrs. Robert F. Erburu and Phillip
   L. Williams, directors of the Company.

   (4)Based upon information provided to the Company by the shareholder on a Schedule 13G dated February 13, 1995, and filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

   (5)Includes 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 35,072 shares owned by Sherman Foundation. Mr. Cadwalader is a director of Ardell Investment Company and M.H. Sherman Company and a trustee of Sherman Foundation. Mr. Cadwalader disclaims beneficial ownership as to all of the shares owned by said entities.

   (6)Includes 1,055,828 shares owned by Ardell Investment Company,
   1,140,630 shares owned by M.H. Sherman Company, and 35,072 shares owned by Sherman Foundation. Mr. Daniels is Vice President, Treasurer





   and a director of Ardell Investment Company, President and a director of M.H. Sherman Company, and Vice President, Secretary and a trustee of Sherman Foundation. Mr. Daniels disclaims beneficial ownership as to all of the shares owned by said entities.

   (7)Mr. Dezember's shares are held by a family trust. Mr. Dezember and his spouse share voting and investment power with respect to those shares.

   (8)Includes 3,812,330 shares owned by The Times Mirror Company and 300,000 shares owned by The Times Mirror Foundation, of which Mr. Erburu is an officer and director. Mr. Erburu disclaims beneficial ownership of all such shares.

   (9)Includes 10,000 shares owned by Mr. Frye personally, and 3,812,330 shares owned by The Times Mirror Company, of which Mr. Frye is a director. Mr. Frye disclaims beneficial ownership of the shares owned by The Times Mirror Company.

   (10)Includes 51,100 shares owned by Mr. Haskell personally, 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 35,072 shares owned by Sherman Foundation. Mr. Haskell is President and a director of Ardell Investment Company, Chairman of the Board and a director of M.H. Sherman Company and has the power to vote a majority of the shares of each company. He is also President and a trustee of Sherman Foundation. Mr. Haskell disclaims beneficial ownership of the shares owned by the Sherman Foundation.

   (11)The shares owned by Messrs. Hunt, Echeverria and Wood are held as community property. Each officer and his spouse share voting and investment power with respect to their shares.

   (12)The 300,000 shares are owned by The Times Mirror Foundation, of which Mr. Williams is a director. Mr. Williams disclaims beneficial ownership of all such shares.





      In December 1978 a Schedule 13D was filed with the Securities and Exchange Commission on behalf of a group comprised of Ardell Investment Company, M.H. Sherman Company, The Time Mirror Company, Chandis Securities Company and The Times Mirror Foundation (collectively, the "Affiliated Group") reporting the formation of the group and the contemplated purchase by The Times Mirror Company of additional shares of Common Stock of Tejon Ranch Co., the California corporation now wholly-owned by the Company, "to the end that...[such shareholders] will ultimately increase their degree of control of..." that corporation. Each outstanding share of Common Stock of that corporation was converted into one share of Common Stock of the Company in connection with a 1987 reincorporation transaction. As a result, the Schedule 13D has been amended to reflect the conversion of the shares of Common Stock, and all references describing the Schedule 13D below refer to the Company and its Common Stock instead of the California corporation of which the members of the Affiliated Group were stockholders at the time the Schedule 13D was filed.

      The Schedule 13D also stated that the group had no present plans or proposals with respect to the merger, reorganization, or liquidation of the Company, the sale or transfer of any material amount of assets of the Company, any change in the Company's Board of Directors or management, any change in the present capitalization or dividend policy or any other material change in the Company's business or corporate structure, its Articles of Incorporation, Bylaws, or securities. In February 1979, an amended Schedule 13D was filed stating that The Times Mirror Company had purchased an additional 1,393,600 shares (as adjusted to give effect to a subsequent 10-for-1 stock split) and that, absent a change of circumstances, it did not plan to purchase additional shares. Since that date, additional amendments to the Schedule 13D have been filed showing certain changes (among other things) in Company Common Stock ownership of the stockholders constituting the Affiliated Group, reflecting Chandis Securities Company's disposition of shares and withdrawal as a member of the Affiliated Group and adding to the Affiliated Group Donald Haskell, Chairman of the Board of Directors of the Company, and Sherman Foundation, a non-profit public charity of which Mr. Haskell is President and a Trustee. As of March 7, 1995, the stockholders constituting the Affiliated Group owned 6,394,960 shares of Company Common Stock constituting 50.42% of the number of shares outstanding.

                            ELECTION OF DIRECTORS

      The Board of Directors now consists of ten directors, the authorized number of directors having been increased in 1994 from 9 to 10. During the 1995 Annual Meeting, the size of the Board of Directors will revert to nine members. The directors are divided into three classes based upon when their terms expire. The terms of three directors (Class I) expire at the 1997 Annual Meeting, the terms of three directors (Class II) expire at the 1995 Annual Meeting, and the terms of four directors (Class III) expire at the 1996 Annual Meeting.
     After the 1995 Annual Meeting, there will be two Class II directors. The terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although





   directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

      The names of the nominees of the Board of Directors for election as directors at the 1995 Annual Meeting (both of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to the other present directors of the Company.

      Other than nominations made at the direction of the Board of Directors, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company's books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

      Except as noted below, each proxy solicited by and on behalf of the Board of Directors will be voted "FOR" the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one half of the votes to which the stockholder is entitled will be cast for each of the two nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 1995 Annual Meeting are nominated as candidates for director by persons other than the Board of Directors, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board of Directors or substitute nominees to the exclusion of the other such nominees and in such order of preference as the proxy holders may determine in their discretion.

        All references to the Company in the table below and the remainder of this Proxy Statement relating to periods prior to the effectiveness of the June 1987 reincorporation transaction referred to under "Stock Ownership of Principal Stockholders and Management" include references to Tejon Ranch Co., the California corporation which became a wholly-owned subsidiary of the Company as a result of the reincorporation transaction.





   Nominees (Class II Directors                 First
   Nominated for Reelection)                    Became
   and Principal Occupation or Employment(1)    Director       Age
   -----------------------------------------    --------       ---
   Rayburn S. Dezember(2)
        Director of Wells Fargo & Co.
        and CalMat Co.                          1990           64
   Phillip L. Williams(2)(4)
        Director of Graphic Controls
        Corporation and Smurfit
         Newsprint Corp.                        1987           72

   Continuing and Retiring Directors
   and Principal Occupation or Employment(1)
   -----------------------------------------
   Otis Booth, Jr.(2)(3)
        Private investments and ranching;
        Director of Clipper Fund, Inc. and
        Schooner Fund, Inc.                     1970           71
   Craig Cadwalader
        President, Chief Operating Officer,
        and Director, Ardell Marina, Inc.,
        yacht brokerage;
        Director, M.H. Sherman Co.              1994           54
   Dan T. Daniels(2)(4)
        President and Director, M.H.
        Sherman Company,investments             1982           53
   Robert F. Erburu(3)
        Chairman of the Board, President
        and Chief Executive Officer, The
        Times Mirror Company, publishing        1975           64
   Clayton W. Frye, Jr.(3)
        Senior Associate of Laurance S.
        Rockefeller, business and
        investment management; Director of
        The Times Mirror Company                1975           64
   Donald Haskell(3)(4)
        Chairman of the Board, M.H.
        Sherman Company, investments;
        President, Ardell Investment Company,
        investments; Chairman of the Board,
        Tejon Ranch Co.                         1967           67
   Jack Hunt (3)
        President, Tejon Ranch Co.; Director
        of Community First Bank                 1987           50
   Raymond L. Watson
        Vice Chairman of The Irvine Company;
        Director of The Walt Disney Company,
        Pacific Mutual Life Insurance Company
        and Mitchell Energy and Development
        Company                                 1994           68





   (1) Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company. Mr. Dezember served as Chairman of the Board and Chief Executive Officer of Central Pacific Corporation from 1981 through April 2, 1990, and as Chief Executive Officer of The Bakersfield Californian from December 1991 to June 1992. Mr. Williams served as Vice Chairman of the Board of The Times Mirror Company from January 2, 1987, to May 4, 1993. All directors are members of the Real Estate Committee, which sits as a committee of the whole.

   (2)  Member of Audit Committee.

   (3)  Member of Executive Committee.

   (4)  Member of Compensation Committee.

        Mr. Hunt's term expires at the 1995 Annual Meeting. He has not been nominated for reelection because he has resigned as President of the Company effective May 1995 in order to take a comparable position at the King Ranch, a large, privately owned agribusiness company based in Houston, Texas. The terms of Messrs. Cadwalader, Frye, Haskell, and Watson expire at the 1996 Annual Meeting, and the terms of Messrs. Booth, Daniels, and Erburu expire at the 1997 Annual Meeting. No director's term expires at an Annual Meeting unless his successor has been elected and qualified, or the authorized number of directors has been decreased.

   Board of Directors and Committees

        Standing committees of the Board of Directors include the Executive, Audit, Compensation, and Real Estate Committees. The major functions of each of these committees are described briefly below.

        Except for certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company.

        The Audit Committee recommends engagement of the independent accountants, reviews the arrangement and scope of audit, considers comments made by the independent accountants with respect to internal controls, reviews internal accounting procedures and controls with the Company's financial accounting staff, and reviews non-audit services provided by the Company's independent accountants.

        The Compensation Committee periodically reviews and recommends appropriate adjustments to the compensation arrangements for executive officers.

        The Real Estate Committee reviews all activities and issues related to the Company's real estate assets. It receives and considers the analysis of the Company's outside land use and





   development consultants. The Committee directs management and the planning team on the direction that the Company's land use planning activities should take.

        The Company does not have a nominating committee. The nominees for director proposed by the Board of Directors are selected by the entire Board.

        During 1994 there were five meetings of the Board of Directors, two of the Audit Committee, one of the Compensation Committee, one of the Real Estate Committee, and none of the Executive Committee. During 1994 all incumbent Directors attended 75% or more of the aggregate total of such meetings of the Board of Directors and committees of the Board on which they served, except Messrs. Frye and Haskell.

        Directors who are not employees of the Company each received a quarterly retainer of $1,000, a fee of $500 for attendance at any meeting of the Board and a fee of $200 for attendance at any meeting of a Committee through the end of 1994. Commencing in 1995, the amounts above increase to $2,000, $1,000 and $500, respectively.

        The Form 3's for Messrs. Watson and Cadwalader respecting their election to the Board, and the Form 5 for Mr. Mullins respecting the grant of options, were filed later than specified in applicable law.





                           EXECUTIVE COMPENSATION

        The following table shows the aggregate compensation paid on an accrual basis by the Company and its subsidiaries during 1994 and each of the two previous years to the executive officers of the Company whose combined salary and bonus exceeded $100,000 in 1994.

                         SUMMARY COMPENSATION TABLE

             ANNUAL COMPENSATION                LONG TERM
             -------------------                COMPENSATION
                                                AWARDS
                                                ------------
   NAME                                         SECURITIES     ALL OTHER
   AND PRINCIPAL       YEAR SALARY(1) BONUS(1)  UNDERLYING     COMPENSATION(3)
   POSITION             ($)   ($)       (#)     OPTIONS(2)          ($)
   -------------       ---- --------- --------  ----------     ---------------
   Jack Hunt
    President and      1994 240,000   35,000              0         8,500
    Chief Executive    1993 225,000   35,000              0         8,307
    Officer            1992 215,000   35,000         37,000         7,650
   John A. Wood
    Vice President     1994 125,000   15,000              0         1,250
                       1993 125,000   15,000              0         1,250
                       1992 120,500   12,500              0         1,200
   David Dmohowski
    Vice President     1994 129,000    9,500              0         1,290
                       1993 125,000    9,500              0         1,200
                       1992 120,000    9,500         16,000             0
   Matt J. Echeverria
    Vice President     1994 115,000   10,000              0         1,150
                       1993 110,000   15,000              0         1,100
                       1992 100,000   15.000         19,000         1,000
   Dennis Mullins
    Vice President,
    General Counsel
    and Secretary      1994 117,000   12,500              0             0
                       1993  50,865(4) 3,500         15,000             0
                       N/A

   (1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

   (2) No stock options were issued to the above executive officers during 1994.

   (3) The amounts in this column are the matching contributions made by the Company under its 401(K) defined contribution plan. In addition, the amounts in this column for Mr. Hunt include Company contributions of $6,100 in 1994, 6,082 in 1993, and $5,500 in 1992 to his Supplemental
        Executive Retirement Plan. A description of the latter plan is set forth below.





   (4) Amounts shown reflect compensation for the partial year from July 19, 1993, when Mr. Mullins joined the Company, through December 31, 1993.

   Stock Options

        In March 1992 the Board of Directors adopted a 1992 Stock Option Plan providing for the granting of options to purchase a maximum of 230,000 shares of the Company's Common Stock to employees, advisors, and consultants of the Company. The 1992 Stock Option Plan was approved by the stockholders at the 1992 Annual Meeting.

        The following table shows the number of shares subject to exercisable and nonexercisable stock options outstanding at December 31, 1994 and held by executive officers named in the preceding Summary Compensation Table.
   No options were granted to or exercised by any of the executive officers named in the Summary Compensation Table above in 1994. All outstanding options held by such executive officers are exercisable at prices which are higher than the current trading price of the Company's Common Stock.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                Number of      Value of
                                                Unexercised    Unexercised
                                                Options At     In-The-Money
                       Shares                   FY-End(#)      Options at
                       Acquired       Value     Exercisable/   FY-End($)(1)
   Name                on Exercise    Realized  Unexercisable  Exercisable/
                       (#)            ($)(1)                   Unexercisable
   --------            -----------    --------  -------------  -------------
   Jack Hunt                0           0       0/37,000            0/0
   John A. Wood             0           0       0/10,000            0/0
   David Dmohowski          0           0       0/16,000            0/0
   Matt J. Echeverria       0           0       0/19,000            0/0
   Dennis Mullins           0           0       0/15,000            0/0

   (1) Market value of underlying securities at year end, minus the exercise price of options.

        The outstanding options reflected in the table above (other than those of Mr. Mullins) were granted in 1992, do not become exercisable until 2001 (subject to certain exceptions) and expire in 2002. Mr. Mullins' options were granted in 1993, do not become exercisable until 2002 (subject to certain exceptions) and expire in 2003. Under the terms of the option agreements, if the optionee leaves the employ of the Company for any reason other than death or disability, the option will terminate within three months after any such termination of employment and will be exercisable during those three months only to the extent that it was exercisable on the date of termination of employment. If the optionee's employment terminates as the result of death or disability, the option terminates one year after such death or disability and is exercisable during that one year period only if the employee has completed at least one full year of employment with the Company after the date of grant. Under such circumstances the option is exercisable to purchase that portion of the total number of shares subject to the option equal to the number of full years of employment completed





   after the date of grant divided by ten. The exercise date of the outstanding options will also be accelerated in the event of a change in control of the Company. "Change in control" is defined to include a merger, consolidation, transfer of assets, issuance or transfer of stock or other transaction or series of related transactions as a result of which persons or entities other than the stockholders immediately before the transaction or transactions would own at least 80% of the voting stock of the Company or its successor after the transaction.

   Pension Plan

        The Company contributes each year to a Pension Plan for its salaried employees the amount necessary to fund the Plan on an actuarial sound basis. The amounts of these annual contributions are not included in the compensation table above. Pension benefits to be received from the Plan upon retirement are determined by an employee's highest 60 consecutive months' earnings out of the last 120 months of service, length of service with the Company and age at retirement, subject to certain limitations imposed on a qualified retirement plan by the Internal Revenue Code.

          In 1991 the Company adopted a Supplemental Executive Retirement Plan (the "SERP") in order to restore to executives designated by the Compensation Committee of the Board of Directors the full benefits under the Pension Plan which would otherwise be restricted by certain limitations now imposed under the Internal Revenue Code. The SERP is unfunded, but the associated liability will be reflected on the Company's financial statements. No benefits under the Pension Plan or the SERP become vested until the earlier of (a) the participant's attainment of age 65, or (b) the completion of five or more years of vesting service (as defined under the Pension Plan referred to above). With respect to the SERP, an executive can become vested upon the incurrence of a total and permanent disability while employed by the Company as determined by the Board of Directors or the Compensation Committee. The Compensation Committee also has the power to grant a participant vested status with respect to the SERP even if he or she does not meet the foregoing requirements.

        The table below illustrates the amount of annual pension benefits payable under the Plan (as increased by amounts payable to eligible executives under the SERP) to persons in particular classifications who work to the normal retirement age of 65.

   Highest 60 Months'                   Years of Service
   Average Annual Compensation   10       20         25 or More
   ---------------------------   ---      ---        ----------
      75,000                   9,255    18,510          23,138
     100,000                  13,380    26,760          33,450
     125,000                  17,505    35,010          43,763
     150,000                  21,630    43,260          54,075
     175,000                  25,755    51,510          64,387
     200,000                  29,880    59,760          74,699
     250,000                  34,005    68,010          85,011
     275,000                  38,130    76,260          95,323
     300,000                  42,255    84,510         105,635





        For purposes of pension benefits, earnings consist of compensation determined in the manner reflected in the preceding Summary Compensation Table, except that for pension benefit purposes, bonuses are included in the year paid instead of in the year accrued and amounts under "Long Term Compensation Awards" and "All Other Compensation" are not counted. The benefits presented are straight life annuity amounts and are determined based on the benefit formula required by the Plan, which conforms to the regulations of the Internal Revenue Service and ERISA. The credited years of service under the Plan as of December 31, 1994, for those named in the table above are Mr. Hunt - 13 years, Mr. Wood - 16 years, Mr. Echeverria - 15 years, Mr. Dmohowski - 3 years, and Mr. Mullins - 1 year. All employees having one year in service to the Company participate in the Plan. This includes all officers of the Company, except Charles Berling, who was appointed as Vice President-Real Estate on March 3, 1995.

   Compensation Committee Interlocks and Insider Participation

        During 1994 Mr. Haskell rented a Company owned house, and Wood River Ranch, a corporation in which Mr. Haskell is the sole shareholder, boarded horses at the Company's quarterhorse facility. Aggregate payments made to the Company for rent and horse boarding and training, including reimbursements for incidental expenses, during 1994 totalled $45,736. It is expected that this arrangement will continue throughout 1995. The boarding and training fees charged Wood River Ranch are comparable to customary rates in the horse training and breeding business and are the same as fees charged to other horse owners not affiliated with the Company. The rent which Mr. Haskell pays for the house is not less than the rent which the Company charges persons not affiliated with the Company for comparable residences.

        Commencing December 1, 1993, Mr. Haskell leased Mr. San Olen, a quarter horse, to the Company, which uses Mr. San Olen for breeding purposes. The lease term runs until December 31, 1995, and the Company has the right to extend the lease term for two periods of three years each. The rent paid by the Company is $1.00 per year triple net, plus one-half of all net profits made from breeding Mr. San Olen with mares not owned by the Company. The leasing of horses for breeding purposes typically involves the payment of a substantial rent by the lessee. The Company believes that this agreement is favorable to the Company compared to other such horse lease arrangements.

   Compensation Committee Report On Executive Compensation

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        In determining appropriate compensation for the executive officers of the Company, the Compensation Committee's decisions, while not tied to any specific financial performance criteria, are based upon an analysis of each executive's performance in balancing the short-term operating objectives of the Company with the overriding goal of protecting and enhancing the value of the Company's major asset - its land.

        The Company is different from most companies in that its asset value is very large, but its earning capacity from current operations is limited. As a result, the Compensation Committee policies focus on the goals of





   achieving an optimum level of income from the Company's current operations while at the same time preserving and enhancing the development potential of the Company's land. The larger future value of the Company to the stockholders rests in the development of portions of the land for a variety of future uses. It will be decades before that development process is complete. The Compensation Committee believes that the management of this tradeoff between current returns and future asset value is a particularly important criterion for evaluation of the President and the other executive officers of the Company. The existence of these two competing goals makes it very difficult to measure precisely the ultimate financial benefit for the Company's stockholders of management decisions made at the present time.

        Because the development of the Company's land will take many years, retention of key executives is an extremely important goal. The importance of this long-term retention is reflected in the design of the incentive stock option plan approved by the stockholders in 1992, under which options do not become exercisable until nine years after the options are granted, and are exercisable only if the officer has remained with the Company for that period (subject to certain exceptions).

        Consistent with the foregoing criteria, a number of factors are evaluated in specific compensation decisions. These include the performance of the executive in his or her areas of responsibility, the overall financial results of the Company, and the level of compensation necessary to retain, over the long-term, highly qualified executives.

        The Committee does not rely principally on specific, pre-determined criteria to measure the performance of Company executives or the performance of the Company itself. The Committee members evaluate the various factors to be considered and reach a consensus based primarily upon their individual and collective judgment, rather than mathematical calculations. The performance of an executive in his or her area of responsibility can on occasion include specific pre-determined goals but usually depends in more substantial part on the Committee's overall evaluation. In measuring the financial results of the Company, the Committee looks primarily to net income, although often that is significantly affected by such uncontrollable factors as bad weather, drought, the overall economy and commodity market conditions, and the Committee focuses on those aspects of financial performance that executives can control.

        The extent to which the development potential of the Company's land has been enhanced over a particular period of time is determined in part by the achievement of particular planned goals, such as the development of very long term land use and resource management guidelines for the Company's land and the identification of development opportunities over the next 20 to 25 years, both of which were accomplished during 1993.

        In determining overall levels of compensation the Committee obtains information as to compensation levels at other companies through their public reports, private surveys and direct communication.  The Committee believes that, because of the Company's very large undeveloped land holdings and limited earnings, there is no group of comparable companies that it can rely upon in determining appropriate levels of compensation.  Nonetheless the Committee makes judgments as to overall compensation in part by taking





   into account what other companies of comparable size are doing, whether or not they have extensive land holdings. The Committee does not attempt to set the compensation for Company executives at any particular level as compared to other companies, but merely evaluates what other companies are paying as one factor along with others to be considered. Historically, the Committee's practice has generally been to avoid large fluctuations from one year to the next in compensation adjustments unless the change in an executive's job responsibilities or specific performance warrants a large change.

        Salary and bonus levels reflect a long-term evaluation of a particular executive as well as the nature of his or her duties and level of experience. The relative amounts of salary and bonus for a particular executive reflect the Committee's judgment as to the proper weighing of these components of compensation, taking into account the position held by the executive, historical patterns of the Company and, to a lesser extent, the practices of other companies of comparable size. No specific formulas are used to determine these amounts. Stock options are considered by the Committee to constitute primarily an incentive to remain with the Company for the long term. The Committee does not intend to grant options to executives on a regular and continuing basis as a part of their compensation, but it does intend to review from time to time the adequacy of all stock options outstanding.

        The increase in the President's compensation for 1994, as well as the bonus awarded for 1994, reflected the Committee's favorable view of the President's performance in achieving the land planning objectives described above and in his contribution to the Company's 1993 financial performance, which included earnings nearly double those of the prior year notwithstanding incurrence of significant land planning expenses.

                          Donald Haskell, Dan T. Daniels, Phillip L. Williams
                                        Members of the Compensation Committee





   Performance Graph

        The following graph is a comparison of cumulative total shareowner returns for the Company, the Dow Jones Equity Market Index, and the Dow Jones Real Estate Index for the period shown.

                                 1989   1990     1991   1992    1993   1994
                                 ----   ----     ----   ----    ----   ----
        Tejon Ranch Co.        100.00   58.60    39.09  38.31   33.43  27.55
        DJ Equity Market       100.00   96.07   127.24 138.19  151.93 153.10
        DJ Real Estate         100.00   66.25    74.12  66.88   78.29  74.47


   --Assumes $100 Invested on December 31, 1989
   --Total Return Assumes Reinvestment of Dividends
   --Fiscal Year Ending December 31

                                 1990    1991     1992     1993     1994
                                 ----    ----     ----     ----     ----
        Tejon Ranch Co.        -41.40%  -33.29%  -1.99%   -12.75% -17.59%
        DJ Equity Market        -3.93%   32.44%   8.61%     9.95%   0.77%
        DJ Real Estate         -33.75%   11.89%  -9.77%    17.07%  -4.89%


        The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Performance Graph by reference.
        The Dow Jones Real Estate Index, for the most part, includes companies which, unlike the Company, are principally engaged in the active phases of commercial land development and which have revenues substantially greater than those of the Company. The Company is unaware of any industry or line-of-business index that is more nearly comparable.


                                       OTHER

        Financial Information. The Company's Annual Report to Stockholders accompanies this Proxy Statement. Copies of the Company's Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission may be obtained by calling or writing Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243, (805) 248-6774.

        Independent Accountants. Representatives of Ernst & Young, the independent public accountants for the fiscal year most recently completed, will be at the Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

        Stockholder Proposals.  A stockholder's proposal will be considered at the 1995 Annual Meeting of Stockholders only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company.





     To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the notice must be received not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting,
   (ii) the name and record address of the stockholder proposing such business,
   (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 1996 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 12, 1995.

        Other Business. Management does not know of any matter to be acted upon at the Meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

        Stockholders are urged to sign and return their proxies without delay.

                                 For the Board of Directors,





                                 DONALD HASKELL, Chairman of the Board
                                 DENNIS MULLINS, Secretary

   April 10, 1995





                                    PROXY CARD

                                  TEJON RANCH CO.
              Proxy for Annual Meeting of Stockholders - May 8, 1995
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 1995 and hereby appoits DONALD HASKELL and JACK HUNT as Proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote, as designated below, all the shares of common stock of Tejon Ranch Co. held of record by the undersigned on march 27, 1995, at the annual meeting of tockholders to be held on May 8, 1995, or any adjournment or postponement thereof.

   1.   ELECTION OF TWO DIRECTORS (Class II)

        FOR both nominees listed below
        (except as written to the contrary below)

        WITHHOLD AUTHORITY to vote for BOTH nominees listed below

                    Rayburn S. Dezember and Phillip L. Williams

   (INSTRUCTIONS: to withhold authority to vote for any individual nominee write in the nominee's name in the space below.)


   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           (Continued on the other side)





                                    PROXY CARD


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.



                                                 Dated:            , 1995

                                                 -------------------------
                                                 Signature

                                                 -------------------------
                                                 Signature if held jointly
                                                 Please sign exactly as
                                                 name appears below.  When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such.  If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer.  If a partnership,
                                                 please sign in partnership
                                                 name by authorized person.





                                  TEJON RANCH CO.


                    Narrative Description of Graphic and Image
                    Information in Registrant's Proxy Materials



                                 Description of Graphic or Image Information


   Proxy Statement

   Page Contains line graph comparing five year total cumulative return on $100 invested in Tejon Ranch Co., Dow Jones Equity Market and Dow Jones Real Estate showing the data points set forth below:

                                 1989   1990     1991   1992    1993   1994
                                 ----   ----     ----   ----    ----   ----
        Tejon Ranch Co.        100.00   58.60    39.09  38.31   33.43  27.55
        DJ Equity Market       100.00   96.07   127.24 138.19  151.93 153.10
        DJ Real Estate         100.00   66.25    74.12  66.88   78.29  74.47

   Form of Proxy

   Front Printed material includes two boxes for purpose of marking votes.

   Reverse                     Includes signature lines.